Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS FIRST QUARTER

2024 RESULTS

— Closes Acquisition of Industrial Property—

— Sells Two Assets and Secures Contracts for Three Additional Sales —

GREAT NECK, New York, May 7, 2024 — One Liberty Properties, Inc. (the “Company” or “One Liberty”) (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended March 31, 2024.

“We remained focused on the goal of transforming our portfolio towards industrial ownership in the first quarter, working to execute on targeted and opportunistic sales and strategic acquisitions. These efforts led to the sale during the quarter of a restaurant, and subsequent to quarter end, to the addition of an industrial property, along with the sales and pending sales of four assets, including the sales of two retail properties and a restaurant,” stated Patrick J. Callan, Jr., One Liberty’s President and Chief Executive Officer. “While the macro-economic outlook remains uncertain, we believe our thoughtful and disciplined approach will allow us over-time to continue strengthening our portfolio and sustainably growing our cashflow.”

Operating Results:

Rental income was $22.4 million in the first quarter of 2024 compared to $23.0 million in the same prior year quarter. The change is due primarily to the sale of properties in 2023.

Total operating expenses were relatively flat at $14.5 million in the first quarter of 2024 compared to $14.4 million in 2023.

Net income attributable to One Liberty in the first quarter of 2024 was $5.2 million, or $0.23 per diluted share, compared to $5.4 million, or $0.25 per diluted share, in the first quarter of 2023. Net income for the 2024 quarter includes a $1.8 million, or $0.08 per diluted share, gain on sale of real estate. Net income for the 2023 quarter includes a $1.5 million, or $0.07 per diluted share, gain on sale of real estate.

Funds from Operations, or FFO1, was $9.6 million, or $0.45 per diluted share, for the first quarter of 2024, compared to $10.1 million, or $0.47 per diluted share, in the first quarter of 2023. The change is due primarily to a decrease in rental income; the Company had previously communicated that it anticipated such reduction due to the sale of 11 assets in 2023.

Adjusted Funds from Operations, or AFFO, was $10.2 million, or $0.48 per diluted share, for the quarter ended March 31, 2024, compared to $10.8 million, or $0.50 per diluted share, for the corresponding quarter in the prior year. The change in AFFO is due primarily to the factors contributing to the changes in FFO.

1.	A description and reconciliation of non-GAAP financial measures (i.e., FFO and AFFO) to GAAP financial measures is presented later in this release.

Balance Sheet:

At March 31, 2024, the Company had $27.4 million of cash and cash equivalents, total assets of $755.7 million, total debt of $416.5 million, and total One Liberty Properties, Inc. stockholders’ equity of $304.8 million.

At May 1, 2024, One Liberty’s available liquidity was $115.1 million, including $15.1 million of cash and cash equivalents and $100.0 million available under the credit facility.

Transactions:

Dispositions

During the quarter, the Company sold a pad site at a multi-tenant retail shopping center in Lakewood, Colorado, which it owned through a consolidated joint venture, for $2.9 million, and recognized its $1.6 million share of the gain on the sale.

Subsequent to quarter end, the Company sold a restaurant for a sales price of $2.8 million and an expected gain of approximately $1.0 million. In addition, the sale of two retail properties, one of which is vacant, and an industrial property are expected to be completed in the second quarter for a sales price of $16.1 million and an anticipated gain of $5.4 million. The sale of these four properties, after the repayment of mortgage debt, will generate net proceeds of approximately $13 million to $14 million. During 2023, these four properties contributed $1.1 million of rental income and $557,000 of operating expenses, including $477,000 of depreciation and amortization expense.

Acquisition

On April 24, 2024, the Company acquired a 63,421 square foot industrial property located on a 5.28-acre lot in Albuquerque, New Mexico for $6.5 million. The lease currently provides for an annual base rent of $431,000, with annual increases of 1.5%. The property is well-located 0.5 miles from I-25 and 1.5 miles from Albuquerque Sunport, the largest airport in New Mexico. The building has high clear heights of 25 feet to 32 feet and ample loading with 17 dock doors. The property is triple-net leased through 2031 to Quality Custom Distribution Services, Inc, a nationwide distributor of products to quick service restaurants and the lease is guaranteed by Golden State Enterprises Inc.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In computing FFO, management does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets.

One Liberty computes AFFO by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting from income additional rent from ground lease tenant, income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures), debt prepayment costs and amortization of lease incentives and mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO varies from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year-over-year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be considered an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows from operating, investing or financing activities as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital improvements and distributions to stockholders.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating the Company’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of base rent or rental income for 2024 or thereafter excludes any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s actual results, financial condition, cash flows, performance or future achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial properties. Many of these properties are subject to long-term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	March 31,	December 31,
	2024	2023
ASSETS
Real estate investments, at cost	$864,624	$864,655
Accumulated depreciation	(187,346)	(182,705)
Real estate investments, net	677,278	681,950

Investment in unconsolidated joint ventures	2,104	2,051
Cash and cash equivalents	27,373	26,430
Unbilled rent receivable	16,872	16,661
Unamortized intangible lease assets, net	13,650	14,681
Other assets	18,392	19,833
Total assets	$755,669	$761,606

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$416,539	$418,347
Line of credit	—	—
Unamortized intangible lease liabilities, net	9,679	10,096
Other liabilities	23,401	25,418
Total liabilities	449,619	453,861

Total One Liberty Properties, Inc. stockholders’ equity	304,834	306,703
Non-controlling interests in consolidated joint ventures	1,216	1,042
Total equity	306,050	307,745
Total liabilities and equity	$755,669	$761,606

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Rental income, net	$22,446	$22,952
Lease termination fee	250	—
Total revenues	22,696	22,952

Operating expenses:
Depreciation and amortization	6,021	6,145
General and administrative	3,923	4,039
Real estate expenses	4,470	4,124
State taxes	63	68
Total operating expenses	14,477	14,376

Other operating income
Gain on sale of real estate, net	1,784	1,534
Operating income	10,003	10,110

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	53	85
Other income	267	15
Interest:
Expense	(4,717)	(4,600)
Amortization and write-off of deferred financing costs	(226)	(202)

Net income	5,380	5,408
Net income attributable to non-controlling interests	(225)	(22)
Net income attributable to One Liberty Properties, Inc.	$5,155	$5,386

Net income per share attributable to common stockholders - diluted	$.23	$.25

Funds from operations - Note 1	$9,559	$10,113
Funds from operations per common share - diluted - Note 2	$.45	$.47

Adjusted funds from operations - Note 1	$10,210	$10,803
Adjusted funds from operations per common share - diluted - Note 2	$.48	$.50

Weighted average number of common shares outstanding:
Basic	20,509	20,514
Diluted	20,579	20,579

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
Note 1:	2024	2023
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$5,155	$5,386
Add: depreciation and amortization of properties	5,832	5,969
Add: our share of depreciation and amortization of unconsolidated joint ventures	6	130
Add: amortization of deferred leasing costs	189	176
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	4
Deduct: gain on sale of real estate, net	(1,784)	(1,534)
Adjustments for non-controlling interests	161	(18)
NAREIT funds from operations applicable to common stock	9,559	10,113
Deduct: straight-line rent accruals and amortization of lease intangibles	(661)	(893)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(1)	(5)
Deduct: lease termination fee income	(250)	—
Deduct: other income	(27)	—
Add: amortization of restricted stock and RSU compensation	1,272	1,328
Add: amortization and write-off of deferred financing costs	226	202
Add: amortization of lease incentives	30	31
Add: amortization of mortgage intangible assets	34	23
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	—	4
Adjustments for non-controlling interests	28	—
Adjusted funds from operations applicable to common stock	$10,210	$10,803

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$.23	$.25
Add: depreciation and amortization of properties	.28	.27
Add: our share of depreciation and amortization of unconsolidated joint ventures	—	.01
Add: amortization of deferred leasing costs	.01	.01
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—
Deduct: gain on sale of real estate, net	(.08)	(.07)
Adjustments for non-controlling interests	.01	—
NAREIT funds from operations per share of common stock - diluted (a)	.45	.47
Deduct: straight-line rent accruals and amortization of lease intangibles	(.03)	(.04)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—
Deduct: lease termination fee income	(.01)	—
Deduct: other income	—	—
Add: amortization of restricted stock and RSU compensation	.06	.06
Add: amortization and write-off of deferred financing costs	.01	.01
Add: amortization of lease incentives	—	—
Add: amortization of mortgage intangible assets	—	—
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	—	—
Adjustments for non-controlling interests	—	—
Adjusted funds from operations per share of common stock - diluted (a)	$.48	$.50

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.